Exhibit 99.1

Nukkleus Inc. Announces Corporate Rebranding: Changes Name to T3 Defense Inc. and Ticker Symbol to DFNS

The name and ticker change reflects the company’s strategic focus on acquiring and operating mission-critical defense businesses that are deeply embedded in long-cycle national security programs

TEL AVIV / NEW YORK – February 9, 2026 – T3 Defense Inc. (NASDAQ: DFNS), formerly Nukkleus Inc. (NASDAQ: NUKK), today announced a corporate rebrand that formalizes the company’s strategy as a holding entity focused on building the asymmetric edge that shapes the future of defense by acquiring and scaling defense businesses positioned at structurally constrained points of the industrial base. The rebrand to T3 Defense and the adoption of the DFNS ticker is intended to clarify the company’s positioning for investors, customers, and its current and future strategic partners. The company’s common stock will continue to trade on the NASDAQ under the new ticker symbol DFNS, effective February 9, 2026. No action is required by shareholders as a result of the name or ticker symbol change.

Menny Shalom, CEO of T3 Defense noted, “Defense bottlenecks don’t show up in headlines; they show up on factory floors, in qualification queues, and in programs that can’t afford delays. We’ve built a portfolio of defense businesses with long-term contracts, deep qualifications, and real operating constraints. T3 Defense is focused on scaling that execution across a federated portfolio, relieving pressure at critical choke points and strengthening the industrial foundation required to support military readiness and operational effectiveness.”

As global defense spending accelerates, production delays increasingly originate below the prime-contractor level, specifically specialized suppliers operating at program-critical points across the defense industrial base, including suppliers supporting OEM platforms. This is where strategic value exists as they are difficult to replace and slow to scale. Several of T3 Defense’s subsidiaries already operate at these pressure points, supporting programs tied to air defense, homeland security, and AI for defense, among others. This includes participation in Israel’s national missile defense and air-defense architecture, such as Iron Dome, alongside other multi-year defense contracts that provide revenue visibility and operational continuity.

T3 Defense applies a disciplined, repeatable M&A framework built around three distinct acquisition vectors: time-to-value execution, consisting of already-operating businesses where performance improvements can be realized rapidly through pricing discipline, productivity gains, procurement optimization, and improved capacity utilization; bottleneck and capacity, defined by scarce, difficult-to-replace production nodes and specialized processes that are critical to program delivery; and qualification and access, comprising companies embedded in defense programs with established prime-contractor relationships, compliance maturity, and customer trust that reduce switching risk and accelerate growth.

The new identity reflects an operating model the company has been executing across its portfolio of defense subsidiaries, which support long-cycle national security programs and maintain active contracts with leading defense original equipment manufacturers. These subsidiaries operate across engineering, manufacturing, and software, supplying mission-critical components, systems, and capabilities embedded deep within defense programs where reliability, qualification, and delivery certainty are paramount. By strengthening these critical industrial capabilities, T3 Defense aims to improve OEM reliability, accelerate delivery timelines, and ensure defense forces receive mission-ready systems when operational demand requires them.

Therefore, each acquisition is viewed as a building block in a compounding system where existing contracts, qualifications, and operational experience increase the value and reduce the risk of future acquisitions. By expanding scarce industrial capacity and deepening program-level access, the portfolio is designed to become more scalable over time.

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About T3 Defense Inc.

T3 Defense Inc. (NASDAQ: DFNS), formerly Nukkleus Inc., is a federated holding company focused on acquiring and operating mission-critical defense businesses embedded in long-cycle national security programs. The company targets defense businesses operating at constrained, qualification-driven, or execution-critical points across the industrial base where strategic value exists and where qualification, capacity, and execution are decisive. Through disciplined M&A, centralized capital and strategy, and decentralized operating autonomy, T3 Defense seeks to strengthen critical defense capabilities and compound long-term value.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts are “forward-looking statements” within the meaning of federal securities laws. In some cases, forward-looking statements can be identified by terminology such as “will,” “would,” “expect,” “intend,” “plan,” “believe,” “objective,” or comparable terms referring to future events, conditions, or circumstances, or the negative of such terms.

Although T3 Defense Inc., formerly Nukkleus Inc., believes that it has a reasonable basis for the forward-looking statements contained in this press release, such statements are based on management’s current beliefs, assumptions, and expectations regarding future events and circumstances and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. Forward-looking statements include, but are not limited to, statements regarding the Company’s strategy, acquisition plans, operating model, ability to execute disciplined M&A, expectations regarding subsidiary performance, long-term contracts, revenue visibility, capacity expansion, and the anticipated benefits of the Company’s federated holding company structure.

Actual results, performance, or achievements may differ materially from those expressed or implied by forward-looking statements as a result of various factors, including but not limited to: the Company’s ability to successfully integrate and operate acquired businesses; the performance and execution of contracts by the Company’s subsidiaries; the availability and sufficiency of working capital to execute business plans and strategic initiatives; the Company’s ability to identify and complete future acquisitions on acceptable terms; market acceptance of the Company’s offerings; changes in defense spending, procurement practices, or regulatory requirements; geopolitical developments; and other risks described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

For more information, please contact:

Investor Relations (US)
Lena Cati
Tel: +1 212 836-9611

lcati@theequitygroup.com

Val Ferraro

Tel: +1 212 836-9612

vferraro@theequitygroup.com